Statement of Earnings to Fixed Charges                              EXHIBIT 12.1

                                                          Six Months
                                                             Ended
                                                           March 31,                   Year Ended September 30,
                                                          -----------  --------------------------------------------------------
                                                              2000        1999        1998       1997        1996      1995
                                                          -----------  --------------------------------------------------------
                                                                                 (dollars in thousands)
Fixed Charges:
          Interest expense                                 $248,419    $215,452    $120,334    $ 61,189    $37,266    $31,994
          Amortization of debt issuance costs                   367         230         281         204        127        127
          Estimated interest within rental expense            6,655      12,213       7,281       4,152      1,181        409
          Preference securities dividend requirement
            of consolidated subsidiaries                      2,497       6,083       6,840       2,203        208        128
                                                           --------    --------    --------    --------    -------    -------
          Total fixed charges                              $257,938    $233,978    $134,736    $ 67,748    $38,782    $32,658
                                                           ========    ========    ========    ========    =======    =======

Earnings:
          Income (loss) before income taxes,
            minority interest, extraordinary item
            and cumulative effect of accounting
            change less equity in income (loss)
            of investments                                 $(32,072)   $(69,909)   $  6,006    $ 36,729    $ 7,418    $13,826
          Fixed charges                                     257,938     233,978     134,736      67,748     38,782     32,658
     Less:
          Preference securities dividend requirement
            of consolidated subsidiaries                     (2,497)     (6,083)     (6,840)     (2,203)      (208)      (128)
                                                           --------    --------    --------    --------    -------    -------
          Earnings                                         $223,369    $157,986    $133,902    $102,274    $45,992    $46,356
                                                           ========    ========    ========    ========    =======    =======
          Ratio of earnings to fixed charges                   0.87        0.68        0.99        1.51       1.19       1.42
                                                           ========    ========    ========    ========    =======    =======
          Pro forma ratio of earnings to fixed
            charges                                            0.81        0.57           -           -          -          -
                                                           ========    ========    ========    ========    =======    =======
          Excess (deficiency) of earnings to fixed
            charges                                        $(34,569)   $(75,992)   $   (834)   $ 34,526    $ 7,210    $13,698
                                                           ========    ========    ========    ========    =======    =======
          Pro forma excess (deficiency) of earnings
            to fixed charges                               $(49,365)  $(117,721)   $      -    $      -    $     -    $     -
                                                           ========    ========    ========    ========    =======    =======

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings (loss) before income taxes, minority interest, extraordinary items and the cumulative effect of accounting change less equity in the income (loss) of investments plus fixed charges less the preference securities dividend requirement of consolidated subsidiaries. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs, the estimated interest component of rent expense, and the preference securities dividend requirement of consolidated subsidiaries.

The pro forma ratio gives effect to the issuance of the 6% Convertible Subordinated Notes as of the beginning of the periods presented and the repayment of bank borrowings with the proceeds from the offering during the period ended March 31, 2000.